SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 27, 2010

CHINA PHARMAHUB CORP.

(Exact name or registrant as specified in its charter)

Nevada	333-159028	20-2208821
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

 (Address of Principal Executive Offices, Including Zip Code)

(909) 843-6388

 (Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into Distribution Agreement

China PharmaHub Corp., (“PharmaHub”) on November 10, 2010, announced that it has entered into a Distribution Agreement (the “Distribution Agreement”) with Integrated Biometrics LLC (“IB”), a manufacturer of biometric identification equipment and IB Korea Ltd.  Pursuant to the Distribution Agreement, PharmaHub, has obtained the exclusive rights to distribute certain of IB’s products (the “Products”), including, but not limited to, IB’s patented Light Emitting Sensor, a biometric fingerprint identification technology, to customers in the Pharmaceutical, Biotechnology, Healthcare, Lock Manufacturing and Safe Manufacturing Industries within the People’s Republic of China, Hong Kong, Taiwan and Macau and the nonexclusive rights to distribute the Products to customers in other industries within the People’s Republic of China, Hong Kong, Taiwan and Macau.

Pursuant to the Distribution Agreement, PharmaHub may also obtain exclusive distribution rights to sell the Products to customers in any industry within the People’s Republic of China, Hong Kong, Taiwan and Macau if PharmaHub purchases a certain amount of Products from IB during any 12-month period and shall maintain its exclusive rights if PharmaHub maintains certain average monthly purchase amounts, which monthly purchase amounts shall be reviewed on a six-month basis.

The Effective Date of the Distribution Agreement was October 27, 2010, the date upon which PharmaHub paid for its initial stocking order.   The initial term of the Distribution Agreement shall be 18 months, after which the Distribution Agreement shall automatically renew for one year terms unless certain notice is provided by either PharmaHub or IB to the other party.  The Distribution Agreement may also be terminated by IB or PharmaHub upon ninety days written notice to the other party.

The foregoing descriptions of the Distribution Agreement are summaries and accordingly are qualified in their entirety by reference to the complete text of the Distribution Agreement when filed.  PharmaHub intends to file the Distribution Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2010.

On November 10, 2010, PharmaHub issued a press release announcing the Distribution Agreement.  A copy of PharmaHub’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.1	Press Release dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PHARMAHUB CORP. (Registrant)

Dated: November 10, 2010	By:	/s/ Richard Lui
Richard Lui
Title: President and CEO